EXHIBIT 99.1
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P R E S S   R E L E A S E
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                                               Contact:          SCOTT D. HENRY
                                                           Las Vegas Sands Corp.
                                                                  (702) 733-5502


       LAS VEGAS SANDS CORP. RECORDS RESERVES FOR CONSTRUCTION LITIGATION

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LAS VEGAS -- November 14, 2005 - Las Vegas Sands Corp. (NYSE:LVS) today announced that it recorded reserves in the quarter ended September 30, 2005 in connection with the previously disclosed litigation relating to the construction of The Venetian Resort Hotel Casino in Las Vegas. The reserves were not reflected in the Company's earnings press release for the quarter ended September 30, 2005. Even though the Company continues to vigorously defend the action, the Company has taken the unusual step of recording this reserve following the release of earnings after reviewing all relevant factors and making conservative and appropriate assumptions.

In connection with the reserves, the Company has recorded additional expenses related to the litigation and accrued for payment of the balance of its self-insured retention under a related insurance policy. That insurance policy covers the Company for liability in connection with the litigation in excess of the self-insured retention (subject to certain exceptions and policy limits). In relation to the reserves, the Company recorded additional imputed interest expense of $8.9 million and additional depreciation expense of $5.3 million in the third quarter 2005.

The reserve has no affect on previously reported consolidated adjusted EBITDA or consolidated adjusted property EBITDAR for the three months or the nine months ended September 30, 2005. The reserve accruals will, in the aggregate, result in the Company's GAAP financial statement line items shown in the Company earnings press release for the three months and nine months ended September 30, 2005 changing to the following:

                                                        FOR THREE MONTHS ENDED       FOR NINE MONTHS ENDED
                                                          SEPTEMBER 30, 2005          SEPTEMBER 30, 2005
                                                        ----------------------       ---------------------
                                                              (in thousands, except per share data)
Depreciation and amortization                                  $  27,722                   $  68,784
Operating income                                                 108,484                     347,963
Interest expense, net of amounts capitalized                     (30,597)                    (75,649)
Income before income taxes                                        86,669                     157,332
(Provision) benefit for income taxes                              (6,573)                     16,305
Net income                                                        80,096                     173,637
Basic earnings per share                                            0.23                        0.49
Diluted earnings per share                                          0.23                        0.49


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The Company's financial statements for the three months and nine months ended
September 30, 2005 which include the accrual for the construction litigation reserve, and a description of the status of the litigation, will be included in the Company's Quarterly Report on Form 10-Q filed with the Securities Exchange Commission on November 14, 2005.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company's control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to general economic conditions, competition, new ventures, government regulation, legalization of gaming, interest rates, future terrorist acts, insurance, and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.